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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 23, 2003

                            MIRACOR DIAGNOSTICS, INC.
             (Exact name of registrant as specified in its charter)






Utah                       0-12365                   58-1475517
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(State or other            (Commission               (IRS Employer
jurisdiction of            File Number)              Identification No.)
formation




9191 Towne Centre Drive, Suite 400, San Diego, California        92122
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(Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code (858) 455-7127



9191 Towne Centre Drive, Suite 400, San Diego, California 92122
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(Former name or former address, if changed since last report)


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                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934


Item 1.   Changes in Control of Registrant
          --------------------------------
          Not Applicable

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------
          Not Applicable

Item 3.   Bankruptcy or Receivership
          --------------------------
          Not Applicable

Item 4.   Changes in Registrant's Certifying Accountant
          ---------------------------------------------
          Not Applicable

Item 5.   Other Events
          ------------
          The Registrant has completed a $1.25 million financing. The four-year convertible note has a 12% interest rate with no prepayment penalty. After three years, any unpaid principal may be converted by the holder, at its option, at a price of $0.26 per share. The convertibility option can be exercised only on the unpaid balance of the note.

          The Registrant was assisted by Reedland Capital Partners, an Institutional Division of Financial West Group, in obtaining the financing from Global Capital Advisors. A total of 612,500 warrants with an exercise price of $0.26 was issued to the noteholder and finder in connection with the transaction.


Item 6.   Resignation of Registrant's Directors
          -------------------------------------
          Not Applicable

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          ------------------------------------------------------------------
          Exhibit 99.1 - Press Release

Item 8.   Change of Fiscal Year
          ---------------------
          Not Applicable

Item 9.   Regulation FD Disclosure
          ---------------------------------------------------
          Not Applicable


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

MIRACOR DIAGNOSTICS, INC.


By:  /s/ Ross S. Seibert
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     Ross S. Seibert, Chief Financial Officer

Dated:  June 23, 2003



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